Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-182635, 333-186666, 333-210167 and 333-269590) and Form S-3 (No. 333-270288) of HomeTrust Bancshares, Inc., of our report dated March 13, 2025, with respect to the consolidated financial statements of HomeTrust Bancshares, Inc. and Subsidiary, included in this Annual Report on Form 10-K for the year ended December 31, 2025.
/s/ Forvis Mazars, LLP
Atlanta, Georgia
March 13, 2026